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                                                                       Exhibit 5

[KPMG - LOGO]

                  KPMG LLP
                  Chartered Accountants
                  2000 McGill College Avenue           Telephone  (514) 840-2100
                  Suite 1900                           Telefax (514) 840-2187
                  Montreal (Quebec) H3A 3H8            www.kpmg.ca





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors of
Neurochem Inc.

We refer to the Form F-10 Registration Statement dated February 23, 2005 and related prospectus of Neurochem Inc.

We consent to the use of our audit report dated February 11, 2005 (except to note 22, which is as of February 14, 2005)on the consolidated balance sheets of the Company as at December 31, 2004 and 2003 and the consolidated statements of operations, deficit and cash flows for the year ended December 31, 2004, the six-month period ended December 31, 2003, the year ended June 30, 2003 and for the period from inception (June 17, 1993) to December 31, 2004 incorporated by reference, and to the reference to our firm under the heading "Independent chartered accountants" in the prospectus.


[SIGNATURE - KPMG]


Chartered Accountants

Montreal, Canada
February 23, 2005









[LOGO] KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.